Exhibit 10.8.f

FIFTH LOAN DOCUMENTS MODIFICATION AGREEMENT

THIS FIFTH LOAN DOCUMENTS MODIFICATION AGREEMENT (this “Fifth Amendment”) is made as of the 4th day of February, 2022, by and between EXCHANGERIGHT REAL ESTATE, LLC, a California limited liability company, whose address is 1055 E. Colorado Boulevard, Suite 310 (“Borrower”), AMERIS BANK, a Georgia banking corporation, whose address is 3490 Piedmont Road N.E., Suite 750, Atlanta, Georgia 30305, Attn: Charles Markley (hereinafter referred to as “Lender”), DAVID FISHER, a Minnesota resident (“Fisher”), JOSHUA UNGERECHT, a California resident (“Ungerecht”), WARREN THOMAS, a California resident (“Thomas”; Thomas, Fisher and Ungerecht are each referred to herein individually and collectively as the context may require, an “Individual Guarantor”), EXCHANGERIGHT ESSENTIAL INCOME STRATEGY PROPERTIES 3, LLC, a Delaware limited liability company, EXCHANGERIGHT NET-LEASED PORTFOLIO 54 DST, a Delaware statutory trust (each of the foregoing a “Subsidiary Guarantor”; Individual Guarantor and each Subsidiary Guarantor are each referred to herein individually and collectively as the context may require as a “Guarantor”).

BACKGROUND STATEMENT

Borrower and Lender are parties to that certain Loan Agreement, dated May 19, 2021, (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Loan Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement).

Certain obligations of Borrower provided for in the Loan Documents are guaranteed by Individual Guarantor pursuant to that certain Guaranty of Payment and Performance dated May 19, 2021 (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Original Guaranty”). Certain obligations of Borrower provided for in the Loan Documents are guaranteed by Subsidiary Guarantor pursuant to certain Joinders to Guaranty of Payment and Performance and Reaffirmation of Loan Agreement (each as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, a “Joinder to Guaranty”; the Original Guaranty and each Joinder to Guaranty are each referred to herein individually and collectively as the context may require as a “Guaranty”).

As of the date hereof, Borrower and Lender have agreed to modify the Loan Agreement to modify the payment provisions as further set forth herein. Guarantor has agreed to reaffirm the Guaranty, and the parties are entering into this Fifth Amendment to evidence their agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Amendment of Loan Agreement. The terms of the Loan Agreement are hereby modified and amended, effective as of the date hereof, by amending and restating Sections 2.4(a), (b), and (c) in their entirety as follows:

(a) For each Delayed Draw Term Note (such Delayed Draw Term Note shall be referred to in the applicable Delayed Draw Term Note as a “70% Loan to Cost Delayed Draw Term Note”) issued in connection with the acquisition by a Subsidiary Guarantor of any Property or set of Properties for which Lender has agreed to loan 70% or less of the contract purchase price for such Property (subject to Lender’s receipt of a satisfactory Appraisal):

(i) Commencing on the fifth (5th) day of the month following the date of such Delayed Draw Term Note and on the fifth (5th) day of each successive calendar month thereafter until the Delayed Draw Term Note Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of the Loan amount evidenced by such Delayed Draw Term Note (of which twelve (12) months is interest only); and

(ii) If Borrower has met each Delayed Draw Term Note Extension Condition and exercised the option(s) to extend the term of a Delayed Draw Term Note, commencing on the fifth (5th) day of the thirteenth (13th) month following the date of execution of such Delayed Draw Term Note and on the fifth (5th) day of each calendar month thereafter until the applicable Delayed Draw Extended Term Note Maturity Date, Borrower shall pay to Lender equal, consecutive monthly payments of principal calculated by averaging the principal component for months 13 through the applicable Delayed Draw Extended Term Note Maturity Date resulting from amortizing the principal amount of the applicable Delayed Draw Term Note on a substantially linear basis over a term of three hundred sixty (360) months calculated at a fixed interest rate of four percent (4%). For the avoidance of doubt, it is acknowledged and agreed that the principal amount outstanding under such Delayed Draw Term Note shall bear interest at the Prime Rate, even though payments of principal will be calculated based on an amortization at a fixed rate of four percent (4%).

(b) For each Delayed Draw Term Note (such Delayed Draw Term Note shall be referred to in the applicable Delayed Draw Term Note as a “70% - 75% Loan to Cost Delayed Draw Term Note”) issued in connection with the acquisition by a Subsidiary Guarantor of any Property or set of Properties for which Lender has agreed to loan greater than 70% but less than or equal to 75% of the contract purchase price for such Property (subject to Lender’s receipt of a satisfactory Appraisal):

(i) Commencing on the fifth (5th) day of the month following the date of such Delayed Draw Term Note and on the fifth (5th) day of each successive calendar month thereafter until the Delayed Draw Term Note Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of the Loan amount evidenced by such Delayed Draw Term Note (of which six (6) months is interest only); and

(ii) Commencing on the fifth (5th) day of the seventh (7th) month following the date of execution of such Delayed Draw Term Note and on the fifth (5th) day of each calendar month thereafter until the Delayed Draw Term Note Maturity Date, or if Borrower has met each Delayed Draw Term Note Extension Condition and exercised the option(s) to extend the term of a Delayed Draw Term Note, until the applicable Delayed Draw Extended Term Note Maturity Date, Borrower shall pay to Lender equal, consecutive monthly payments of principal calculated by averaging the principal component for months 7 through the Delayed Draw Term Note Maturity Date, or the applicable Delayed Draw Extended Term Note Maturity Date, resulting from amortizing the principal amount of the applicable Delayed Draw Term Note on a substantially linear basis over a term of three hundred sixty (360) months calculated at a fixed interest rate of four percent (4%). For the avoidance of doubt, it is acknowledged and agreed that the principal amount outstanding under such Delayed Draw Term Note shall bear interest at the Prime Rate, even though payments of principal will be calculated based on an amortization at a fixed rate of four percent (4%).

(c) For each Delayed Draw Term Note (such Delayed Draw Term Note shall be referred to in the applicable Delayed Draw Term Note as an “80% Loan to Cost Delayed Draw Term Note”) issued in connection with the acquisition by a Subsidiary Guarantor of any Property or set of Properties for which Lender has agreed to loan greater than 75% but less than or equal to 80% of the contract purchase price for such Property (subject to Lender’s receipt of a satisfactory Appraisal):

(i) Commencing on the fifth (5th) day of the month following the date of such Delayed Draw Term Note and on the fifth (5th) day of each successive calendar month thereafter until the Delayed Draw Term Note Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of the Loan amount evidenced by such Delayed Draw Term Note (of which three (3) months is interest only); and

(ii) Commencing on the fifth (5th) day of the fourth (4th) month following the date of execution of such Delayed Draw Term Note and on the fifth (5th) day of each calendar month thereafter until the Delayed Draw Term Note Maturity Date, or if Borrower has met each Delayed Draw Term Note Extension Condition and exercised the option(s) to extend the term of a Delayed Draw Term Note, until the applicable Delayed Draw Extended Term Note Maturity Date, Borrower shall pay to Lender equal, consecutive monthly payments of principal calculated by averaging the principal component for months 4 through the Delayed Draw Term Note Maturity Date, or the applicable Delayed Draw Extended Term Note Maturity Date, resulting from amortizing the principal amount of the applicable Delayed Draw Term Note on a substantially linear basis over a term of three hundred (300) months calculated at a fixed interest rate of four percent (4%) (each payment calculated under subpart (ii) of subsections (a), (b) and this subsection (c) are a “Scheduled Payment”). For the avoidance of doubt, it is acknowledged and agreed that the principal amount outstanding under such Delayed Draw Term Note shall bear interest at the Prime Rate, even though payments of principal and interest will be calculated at a fixed rate of four percent (4%).

2. Ratification; Fees and Expenses. Except as herein expressly modified or amended, all the terms and conditions of the Loan Documents are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to this Fifth Amendment as herein provided, Borrower agrees to pay all fees and expenses incurred in connection with this Fifth Amendment.

3. Reaffirmation of Guaranty. Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty which it has executed is validly existing and binding against it under the terms of such Guaranty, as amended by this Fifth Amendment. Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty and specifically reaffirms that its obligations under the Guaranty extend and apply for all purposes to the Loan Documents as amended herein.

4. No Defenses; Release. For purposes of this Paragraph 4, the terms “Borrower/Guarantor Parties” and “Lender Parties” shall mean and include Borrower, Guarantor and Lender, respectively, and each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to “any” of such parties shall be deemed to mean “any one or more” of such parties; and references in this sentence to “each of the foregoing” shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. As of the date hereof, Borrower and Guarantor hereby acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to (i) the Note, the Guaranty and the other Loan Documents or the indebtedness evidenced and secured thereby, (ii) any other documents or instruments evidencing, securing or in any way relating to the Loan, (iii) the administration or funding of the Loan, or (iv) any other transaction, matter or occurrence between any of the Borrower/Guarantor Parties and any Lender Parties with respect to the Loan or the Loan Documents including any acts or omissions of any Lender Parties with respect to the Loan or the Loan Documents (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as “Loan Related Claims”). To the extent that Borrower or Guarantor may be deemed to have any Loan Related Claims, Borrower and Guarantor (a) do hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower and Guarantor and (b) shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims. Borrower hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Loan Documents.

5. No Novation. Borrower, Guarantor and Lender hereby acknowledge and agree that this Fifth Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

6. No Waiver or Implication. Borrower and Guarantor hereby agree that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Note or any other Loan Document. Borrower and Guarantor hereby further agree that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrower and Guarantor hereby acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

7. No Release of Collateral. Borrower and Guarantor further acknowledge and agree that this Fifth Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Loan, and that all collateral held by Lender as security to or for the Loan shall continue to secure the Loan.

8. Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of Borrower, Guarantor and Lender, and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

9. Document Protocols. This Fifth Amendment is governed by the Document Protocols set forth in Article 9 of the Loan Agreement, which are specifically incorporated herein as if fully set forth herein.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, this Fifth Amendment has been duly executed under seal by Borrower, Guarantor, and Lender, as of the day and year first above written.

BORROWER:

EXCHANGERIGHT REAL ESTATE, LLC a California limited liability company

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Managing Member

(SEAL)

[Signatures continue on the following page]

GUARANTOR:

/S/ DAVID FISHER
DAVID FISHER

SS/ JOSHUA UNGERECHT
JOSHUA UNGERECHT

/S/ WARREN THOMAS
WARREN THOMAS

EXCHANGERIGHT NET-LEASED PORTFOLIO 54 DST, a Delaware statutory trust

By: ExchangeRight Asset Management, LLC a California limited liability company, its Manager

By: ExchangeRight Real Estate, LLC a California limited liability company, its sole member

By:	/S/ WARREN THOMAS

Name: Warren Thomas
Title: Managing Member

(SEAL)

EXCHANGERIGHT ESSENTIAL INCOME STRATEGY PROPERTIES 3, LLC, a Delaware limited liability company

By:	/S/ WARREN THOMAS

Warren Thomas, authorized person

(SEAL)

[Signatures continue on the following page]

AMERIS BANK, a Georgia banking corporation

By :	/S/ CHARLES MARKLEY
Name: Charles Markley
Title: Senior Vice President